EXHIBIT 99.1

Keurig Dr Pepper Reports Strong Q3 2021 Results and Raises Net Sales Guidance for the Year

Company Delivers High Single-Digit Net Sales Growth and Double-Digit EPS Growth in the Third Quarter

2021 Net Sales Guidance Raised to +7%-8% and Adjusted diluted EPS Guidance Reaffirmed at +13%-15%

BURLINGTON, MA and FRISCO, TX (October 28, 2021) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported strong and balanced financial results for the third quarter ended September 30, 2021 and raised its guidance for net sales growth, which is now expected in the range of 7% to 8% for 2021. The Company also reaffirmed its guidance for Adjusted diluted EPS growth in the range of 13% to 15% for the year.

	Reported GAAP Basis		Adjusted Basis[1]
	Q3	YTD 2021	Q3	YTD 2021
Net Sales	$3.25 bn	$9.29 bn	$3.25 bn	$9.29 bn
% vs prior year	7.6%	9.4%	7.6%	9.4%
% vs prior year - constant currency			6.8%	8.4%
% vs YTD 2019 - constant currency				13.3%

Diluted EPS	$0.37	$0.91	$0.44	$1.15
% vs prior year	19.4%	44.4%	12.8%	13.9%
% vs YTD 2019		51.7%		32.2%

Commenting on the announcement, Chairman and CEO Bob Gamgort stated, “In the quarter, we continued to effectively manage through macro challenges to deliver strong and balanced results. We are now entering the final quarter of our three-year, post-merger period with excellent top-line momentum and are on track to deliver or exceed our original merger commitments. Our outlook for the business remains strong, as we look forward to our next chapter of transformation and growth.”
Third Quarter Consolidated Results
Net sales for the third quarter of 2021 increased 7.6% to $3.25 billion, compared to $3.02 billion in the year-ago period, driven by growth in each business segment, with Beverage Concentrates and Latin America Beverages posting double-digit growth. On a constant currency basis, net sales advanced 6.8% in the quarter, reflecting higher volume/mix of 3.2% and favorable net price realization of 3.6%. On a two-year basis, year-to-date constant currency net sales advanced 13.3% versus the first nine months of 2019.
KDP in-market performance in the Liquid Refreshment Beverages (LRB) category remained strong in the quarter, with retail dollar consumption2 advancing 6.8% across the Company’s cold beverage retail base, reflecting strength in CSDs3, premium unflavored water, enhanced flavored water, coconut water, apple juice and apple sauce. This performance was driven by Dr Pepper, Sunkist, Canada Dry, A&W and Squirt CSDs, Evian, Bai, Vita Coco, Polar and Mott’s apple juice and apple sauce. On a two-year stacked basis, KDP gained market share in nearly 75% of its cold beverage retail base and grew consumption of its cold beverage portfolio by 23%.

___________________________________

1 Adjusted financial metrics used in this release are non-GAAP. See reconciliations of GAAP results to Adjusted results in the accompanying tables.
2 Retail consumption data based on Keurig Dr Pepper’s custom IRi category definitions for the 13-week period ending 9/26/2021.
3 CSDs refer to “Carbonated Soft Drinks”.

In coffee, retail consumption of single-serve pods manufactured by KDP in IRi tracked channels increased 4.3% and dollar market share remained strong, advancing to 83% in the quarter. Performance in the away-from-home business improved versus the year-ago shelter-in-place environment, although the increase in overall consumer mobility has not yet fully translated into a broad return to offices. On a two-year stacked basis, retail consumption of single-serve pods manufactured by KDP increased 16% in IRi tracked channels.
GAAP operating income increased 5.6% to $795 million in the third quarter of 2021, compared to $753 million in the year-ago period, reflecting the growth in net sales and the benefits of productivity and merger synergies. Partially offsetting these positive drivers were inflation in input costs, logistics and manufacturing, higher operating expenses associated with strong consumer demand, a significant increase in marketing investment and the unfavorable year-over-year impact of items affecting comparability.
Adjusted operating income grew 6.5% to $931 million in the third quarter of 2021, compared to $874 million in the year-ago period, driven by a 50 basis point increase in adjusted gross margin in the quarter. Adjusted operating margin was 28.6% of net sales in the third quarter of 2021, compared to 28.9% in the year-ago period, reflecting the impact of the significantly higher marketing investment in the third quarter of 2021 versus year-ago. On a two-year basis, year-to-date Adjusted operating income advanced 20.9% versus the first nine months of 2019. On a constant currency basis, Adjusted operating income increased 5.7% in the third quarter.
GAAP net income grew 20% to $530 million in the third quarter of 2021, or $0.37 per diluted share, compared to $443 million, or $0.31 per diluted share, in the year-ago period. This performance was driven by the growth in operating income and a double-digit decline in interest expense, primarily reflecting the benefits of the strategic refinancing completed in the first quarter of 2021 and lower outstanding indebtedness. Also benefiting the comparison was the favorable year-over-year impact of items affecting comparability.
Adjusted net income advanced 13.3% to $631 million in the third quarter of 2021, compared to $557 million in the year-ago period, largely reflecting the Adjusted operating income growth and the significant decline in interest expense. Adjusted diluted EPS advanced 12.8% to $0.44 in the third quarter of 2021, compared to $0.39 in the year-ago period. On a two-year basis, year-to-date Adjusted diluted EPS grew 32.2% versus the first nine months of 2019.
Free cash flow totaled $676 million in the third quarter of 2021, primarily reflecting the growth in earnings and ongoing effective working capital management. This continued strong free cash flow performance enabled KDP to reduce total financial obligations by $327 million in the third quarter of 2021 and end the period with $200 million of unrestricted cash on hand. In addition, the Company’s management leverage ratio continued to decline, ending the third quarter of 2021 at 3.2x, compared to 3.8x in the year-ago period. Since the close of the merger in July 2018, the Company’s management leverage ratio has declined by 2.8x.
Third Quarter Segment Results
Coffee Systems
Net sales for the third quarter of 2021 advanced 5.3% to $1.16 billion, compared to $1.10 billion in the year-ago period. On a constant currency basis, net sales advanced 4.6%, reflecting higher volume/mix of 5.7% and lower net price realization of 1.1%.
The volume/mix increase of 5.7% in the quarter reflected pod volume growth of 6.3% and brewer volume growth of 2.2%, despite lapping growth of 34% in the year-ago quarter. The pod volume performance reflected continued strong growth in the at-home business and improving trends in the away-from-home business, although the return to offices continues to be slow and the away-from-home business remains well below pre-pandemic levels. The brewer volume growth largely reflected continued strong retail consumption, primarily driven by the Company’s successful brewer innovation program, despite the comparison to the very strong brewer shipments in the year-ago period.

GAAP operating income increased 4.4% to $334 million in the third quarter of 2021, compared to $320 million in the year-ago period, reflecting the strong net sales growth, continued productivity and merger synergies and the favorable year-over-year impact of items affecting comparability. Partially offsetting these positive drivers were inflation in input costs, logistics and manufacturing and higher marketing investment in the quarter.

Adjusted operating income increased 1.1% to $377 million in the third quarter of 2021, compared to $373 million in the year-ago period and, on a constant currency basis, Adjusted operating income advanced 0.5%. On a percent of net sales basis, Adjusted operating income in the third quarter of 2021 was 32.6%, compared to 34.0% in the year-ago period, largely due to the impacts of inflation and increased marketing investment.
Packaged Beverages
Net sales for the third quarter of 2021 increased 6.9% to $1.55 billion, compared to $1.45 billion in the year-ago period. On a constant currency basis, net sales increased 6.8%, reflecting favorable volume/mix of 1.5% and higher net price realization of 5.3%. Leading the strong net sales performance were CSDs, particularly Dr Pepper, Canada Dry, Sunkist, A&W, 7UP, and Squirt, as well as growth in Polar and Mott’s, partially offset by a decline in Snapple related to recent supply chain challenges and softness in Hawaiian Punch.
GAAP operating income increased 10.8% to $288 million in the third quarter of 2021, compared to $260 million in the year-ago period, largely reflecting the benefits of the strong net sales growth, continued productivity and merger synergies and the favorable year-over-year impact of items affecting comparability. Partially offsetting these growth drivers were inflation in input costs, logistics and manufacturing, increased operating expenses to meet continued strong consumer demand, higher marketing investment and an increase in other operating expenses.
Adjusted operating income advanced 2.6% to $312 million in the third quarter of 2021, compared to $304 million in the year-ago period and, on a constant currency basis, Adjusted operating income increased 2.3%. On a percent of net sales basis, Adjusted operating income in the third quarter of 2021 was 20.2%, compared to 21.0% in the year-ago period.
Beverage Concentrates
Net sales for the third quarter of 2021 increased 11.4% to $392 million, compared to $352 million in the year-ago period. On a constant currency basis, net sales advanced 10.8%, reflecting favorable net price realization of 11.4% and lower volume/mix of 0.6%. The volume/mix performance reflected lower concentrate shipments in the quarter, largely offset by improving trends versus year-ago in the fountain foodservice business, driven by increased consumer mobility in the restaurant and hospitality channels.
Total shipment volume versus year-ago decreased 0.6% in the quarter, as a decline in Canada Dry was partially offset by higher shipment volume of Dr Pepper. Bottler case sales volume increased 1.6% in the quarter compared to the year-ago period.
GAAP operating income increased 9.2% to $286 million in the third quarter of 2021, compared to $262 million in the year-ago period, reflecting the benefit of the higher net sales, partially offset by significantly higher marketing investment in the quarter.
Adjusted operating income increased 9.1% to $289 million in the third quarter of 2021, compared to $265 million in the year-ago period and, on a constant currency basis, Adjusted operating income advanced 8.7%. On a percent of net sales basis, Adjusted operating income was 73.7% in the third quarter of 2021, compared to 75.3% in the year-ago period, due to the significant increase in marketing.
Latin America Beverages
Net sales for the third quarter of 2021 increased 25.8% to $156 million, compared to $124 million in the year-ago period and, on a constant currency basis, net sales increased 14.5%. This performance was driven by strong volume/mix growth of 10.5%, reflecting the benefits of significantly higher marketing investment and favorable net price realization of 4.0%. Leading the strong net sales performance in the quarter were Peñafiel and Clamato.

GAAP operating income increased 48% to $37 million in the third quarter of 2021, compared to $25 million in the year-ago period, reflecting the strong growth in constant currency net sales, continued productivity and favorable foreign currency translation and transaction impacts. This performance was partially offset by inflation in input costs and logistics, significantly higher marketing investment and increased operating expenses associated with strong consumer demand.
Adjusted operating income increased 48% to $37 million in the third quarter of 2021, compared to $25 million in the year-ago period and, on a constant currency basis, Adjusted operating income increased 36%. On a percent of net sales basis, Adjusted operating income advanced 350 basis points to 23.7% in the third quarter of 2021, compared to 20.2% in the year-ago period, primarily reflecting the strong growth in net sales and productivity.

Outlook for 2021
The Company raised its guidance for constant currency net sales growth to the range of 7% to 8%, from the previous range of 6% to 7%, and reaffirmed its outlook for Adjusted diluted EPS growth in the range of 13% to 15%. KDP continues to expect its management leverage ratio to be at or below 3.0x at year-end.

KDP Investor Contact:
Steve Alexander
T: 972-673-6769 / steve.alexander@kdrp.com

KDP Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and nearly 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit, www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the impact of the global COVID-19 pandemic and the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted operating income, Adjusted net income, Adjusted diluted EPS and free cash flow, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and their continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions, except per share data)	2021	2020	2021	2020
Net sales	$3,250	$3,020	$9,292	$8,497
Cost of sales	1,415	1,316	4,087	3,779
Gross profit	1,835	1,704	5,205	4,718
Selling, general and administrative expenses	1,040	949	3,040	2,978
Other operating expense (income), net	—	2	(4)	(40)
Income from operations	795	753	2,169	1,780
Interest expense	116	148	381	458
Loss on early extinguishment of debt	—	—	105	4
Impairment of investments and note receivable	—	16	—	102
Other expense (income), net	1	5	(6)	21
Income before provision for income taxes	678	584	1,689	1,195
Provision for income taxes	149	141	387	298
Net income including non-controlling interest	529	443	1,302	897
Less: Net income (loss) attributable to non-controlling interest	(1)	—	(1)	—
Net income attributable to KDP	$530	$443	$1,303	$897

Earnings per common share:
Basic	$0.37	$0.31	$0.92	$0.64
Diluted	0.37	0.31	0.91	0.63
Weighted average common shares outstanding:
Basic	1,417.6	1,407.3	1,414.9	1,407.2
Diluted	1,428.5	1,422.9	1,427.5	1,421.5

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
(in millions, except share and per share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$200	$240
Restricted cash and restricted cash equivalents	3	15
Trade accounts receivable, net	1,138	1,048
Inventories	972	762
Prepaid expenses and other current assets	490	323
Total current assets	2,803	2,388
Property, plant and equipment, net	2,425	2,212
Investments in unconsolidated affiliates	85	88
Goodwill	20,193	20,184
Other intangible assets, net	23,883	23,968
Other non-current assets	901	894
Deferred tax assets	40	45
Total assets	$50,330	$49,779
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,072	$3,740
Accrued expenses	1,121	1,040
Structured payables	142	153
Short-term borrowings and current portion of long-term obligations	998	2,345
Other current liabilities	462	416
Total current liabilities	6,795	7,694
Long-term obligations	11,727	11,143
Deferred tax liabilities	5,940	5,993
Other non-current liabilities	1,463	1,119
Total liabilities	25,925	25,949
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,417,914,437 and 1,407,260,676 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	14	14
Additional paid-in capital	21,764	21,677
Retained earnings	2,621	2,061
Accumulated other comprehensive loss	6	77
Total stockholders' equity	24,405	23,829
Non-controlling interest	—	1
Total equity	24,405	23,830
Total liabilities and stockholders' equity	$50,330	$49,779

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Nine Months
(in millions)	2021	2020
Operating activities:
Net income attributable to KDP	$1,303	$897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	304	272
Amortization of intangibles	101	100
Other amortization expense	118	118
Provision for sales returns	48	36
Deferred income taxes	(21)	(27)
Employee stock-based compensation expense	68	62
Loss on early extinguishment of debt	105	4
Gain on disposal of property, plant and equipment	(5)	(39)
Unrealized loss on foreign currency	1	14
Unrealized (gain) loss on derivatives	(94)	47
Equity in loss of unconsolidated affiliates	2	19
Impairment on investments and note receivable of unconsolidated affiliate	—	102
Other, net	10	50
Changes in assets and liabilities:
Trade accounts receivable	(126)	(1)
Inventories	(210)	(175)
Income taxes receivable and payables, net	(11)	(118)
Other current and non-current assets	(181)	(387)
Accounts payable and accrued expenses	536	500
Other current and non-current liabilities	(15)	192
Net change in operating assets and liabilities	(7)	11
Net cash provided by operating activities	1,933	1,666
Investing activities:
Purchases of property, plant and equipment	(325)	(356)
Proceeds from sales of property, plant and equipment	18	203
Purchases of intangibles	(31)	(26)
Issuance of related party note receivable	(17)	(6)
Investments in unconsolidated affiliates	—	(4)
Other, net	5	7
Net cash used in investing activities	(350)	(182)
Financing activities:
Proceeds from issuance of Notes	2,150	1,500
Repayments of Notes	(3,595)	(250)
Proceeds from issuance of commercial paper	4,756	6,843
Repayments of commercial paper	(3,758)	(7,754)
Proceeds from KDP Revolver	—	1,850
Repayments of KDP Revolver	—	(1,850)
Proceeds from sale of stock by JAB	—	29
Repayments of 2019 KDP Term Loan	(425)	(880)
Proceeds from structured payables	112	128
Repayments of structured payables	(123)	(290)
Cash dividends paid	(687)	(635)
Proceeds from issuance of common stock	140	—
Tax withholdings related to net share settlements	(125)	—
Payments on finance leases	(40)	(35)
Other, net	(35)	(22)
Net cash used in financing activities	(1,630)	(1,366)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing and financing activities	(47)	118
Effect of exchange rate changes	(5)	(11)
Beginning balance	255	111
Ending balance	$203	$218

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Third Quarter		First Nine Months
(in millions)	2021	2020	2021	2020
Net Sales
Coffee Systems	$1,155	$1,097	$3,398	$3,113
Packaged Beverages	1,547	1,447	4,352	4,056
Beverage Concentrates	392	352	1,095	967
Latin America Beverages	156	124	447	361
Total net sales	$3,250	$3,020	$9,292	$8,497

Income from Operations
Coffee Systems	$334	$320	$992	$882
Packaged Beverages	288	260	721	657
Beverage Concentrates	286	262	778	679
Latin America Beverages	37	25	95	73
Unallocated corporate costs	(150)	(114)	(417)	(511)
Total income from operations	$795	$753	$2,169	$1,780

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
For the third quarter of 2021 and 2020, we define our Adjusted non-GAAP financial measures as certain financial statement captions and metrics adjusted for certain items affecting comparability. The items affecting comparability are defined below.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the third quarter and first nine months of 2021, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic; and (vi) gains from insurance recoveries related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.
For the third quarter and first nine months of 2020, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs for significant business combinations (completed or abandoned) excluding the DPS Merger; (iv) costs related to significant non-routine legal matters; (v) the loss on early extinguishment of debt related to the redemption of debt, (vi) incremental costs to our operations related to risks associated with the COVID-19 pandemic and (vii) impairment recognized on our equity method investments with Bedford and LifeFuels.
Incremental costs to our operations related to risks associated with the COVID-19 pandemic include incremental expenses incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic. We believe removing these costs reflects how management views our business results on a consistent basis.
For the third quarter and first nine months of 2021 and 2020, the supplemental financial data set forth below includes reconciliations of Adjusted income from operations, Adjusted net income and Adjusted diluted EPS to the applicable financial measure presented in the unaudited condensed consolidated financial statement for the same period.
Reconciliations for these items are provided in the tables below.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Third Quarter of 2021
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$1,415	$1,835	56.5%	$1,040	$795	24.5%
Items Affecting Comparability:
Mark to market	27	(27)		(18)	(9)
Amortization of intangibles	—	—		(34)	34
Stock compensation	—	—		(3)	3
Restructuring and integration costs	—	—		(53)	53
Productivity	(21)	21		(23)	44
Nonroutine legal matters	—	—		(7)	7
COVID-19	(3)	3		(1)	4
Transaction Costs	—	—		(1)	1
Malware incident	—	—		1	(1)
Adjusted	$1,418	$1,832	56.4%	$901	$931	28.6%

	Interest expense	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
Reported	$116	$678	$149	22.0%	$530	$0.37
Items Affecting Comparability:
Mark to market	—	(9)	(3)		(6)	—
Amortization of intangibles	—	34	9		25	0.02
Amortization of deferred financing costs	(2)	2	2		—	—
Amortization of fair value debt adjustment	(4)	4	1		3	—
Stock compensation	—	3	—		3	—
Restructuring and integration costs	—	53	13		40	0.03
Productivity	—	44	11		33	0.02
Loss on early extinguishment of debt	—	—	(1)		1	—
Nonroutine legal matters	—	7	2		5	—
COVID-19	—	4	1		3	—
Transaction Costs	—	1	—		1	—
Malware incident	—	(1)	(1)		—	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	7		(7)	—
Adjusted	$110	$820	$190	23.2%	$631	$0.44
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Third Quarter of 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$1,316	$1,704	56.4%	$949	$753	24.9%
Items Affecting Comparability:
Mark to market	46	(46)		(1)	(45)
Amortization of intangibles	—	—		(34)	34
Stock compensation	—	—		(6)	6
Restructuring and integration costs	—	—		(39)	39
Productivity	(10)	10		(20)	30
Nonroutine legal matters	—	—		(8)	8
COVID-19	(19)	19		(30)	49
Adjusted	$1,333	$1,687	55.9%	$811	$874	28.9%

	Interest expense	Impairment of investments and note receivable	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
Reported	$148	$16	$584	$141	24.1%	$443	$0.31
Items Affecting Comparability:
Mark to market	(1)	—	(44)	(13)		(31)	(0.02)
Amortization of intangibles	—	—	34	9		25	0.02
Amortization of deferred financing costs	(2)	—	2	1		1	—
Amortization of fair value debt adjustment	(6)	—	6	1		5	—
Stock compensation	—	—	6	1		5	—
Restructuring and integration costs	—	—	39	8		31	0.02
Productivity	—	—	30	8		22	0.02
Impairment on Investment	—	(16)	16	4		12	0.01
Nonroutine legal matters	—	—	8	1		7	—
COVID-19	—	—	49	12		37	0.03
Adjusted	$139	$—	$730	$173	23.7%	$557	$0.39
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Nine Months of 2021
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$4,087	$5,205	56.0%	$3,040	$2,169	23.3%
Items Affecting Comparability:
Mark to market	53	(53)		32	(85)
Amortization of intangibles	—	—		(101)	101
Stock compensation	—	—		(14)	14
Restructuring and integration costs	—	—		(145)	145
Productivity	(43)	43		(72)	115
Nonroutine legal matters	—	—		(23)	23
COVID-19	(22)	22		(9)	31
Transaction costs	—	—		(1)	1
Malware incident	—	—		3	(3)
Adjusted	$4,075	$5,217	56.1%	$2,710	$2,511	27.0%

	Interest expense	Loss on early extinguishment of debt	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
Reported	$381	$105	$1,689	$387	22.9%	$1,303	$0.91
Items Affecting Comparability:
Mark to market	7	—	(92)	(23)		(69)	(0.05)
Amortization of intangibles	—	—	101	26		75	0.05
Amortization of deferred financing costs	(6)	—	6	2		4	—
Amortization of fair value debt adjustment	(14)	—	14	3		11	0.01
Stock compensation	—	—	14	14		—	—
Restructuring and integration costs	—	—	145	35		110	0.08
Productivity	—	—	115	29		86	0.06
Loss on early extinguishment of debt	—	(105)	105	24		81	0.06
Nonroutine legal matters	—	—	23	5		18	0.01
COVID-19	—	—	31	8		23	0.02
Transaction costs	—	—	1	—		1	—
Malware incident	—	—	(3)	(1)		(2)	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	—	1		(1)	—
Adjusted	$368	$—	$2,149	$510	23.7%	$1,640	$1.15
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Nine Months of 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$3,779	$4,718	55.5%	$2,978	$1,780	20.9%
Items Affecting Comparability:
Mark to market	2	(2)		(28)	26
Amortization of intangibles	—	—		(100)	100
Stock compensation	—	—		(21)	21
Restructuring and integration costs	—	—		(143)	143
Productivity	(28)	28		(75)	103
Nonroutine legal matters	—	—		(43)	43
COVID-19	(38)	38		(79)	117
Adjusted	$3,715	$4,782	56.3%	$2,489	$2,333	27.5%

	Interest expense	Loss on early extinguishment of debt	Impairment of investment and note receivable	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
Reported	$458	$4	$102	$1,195	$298	24.9%	$897	$0.63
Items Affecting Comparability:
Mark to market	(28)	—	—	54	13		41	0.03
Amortization of intangibles	—	—	—	100	27		73	0.05
Amortization of deferred financing costs	(8)	—	—	8	2		6	—
Amortization of fair value debt adjustment	(18)	—	—	18	4		14	0.01
Stock compensation	—	—	—	21	4		17	0.01
Restructuring and integration costs		—	—	143	34		109	0.08
Productivity	—	—	—	103	27		76	0.05
Loss on early extinguishment of debt	—	(4)	—	4	1		3	—
Impairment of investment and note receivable	—	—	(102)	102	25		77	0.05
Nonroutine legal matters	—	—	—	43	10		33	0.02
COVID-19	—	—	—	117	29		88	0.06
Adjusted	$404	$—	$—	$1,908	$474	24.8%	$1,434	$1.01
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the Third Quarter of 2021
Income from Operations
Coffee Systems	$334	$43	$377
Packaged Beverages	288	24	312
Beverage Concentrates	286	3	289
Latin America Beverages	37	—	37
Unallocated corporate costs	(150)	66	(84)
Total income from operations	$795	$136	$931

For the Third Quarter of 2020
Income from Operations
Coffee Systems	$320	$53	$373
Packaged Beverages	260	44	304
Beverage Concentrates	262	3	265
Latin America Beverages	25	—	25
Unallocated corporate costs	(114)	21	(93)
Total income from operations	$753	$121	$874

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the first nine months of 2021:
Income from Operations
Coffee Systems	$992	$145	$1,137
Packaged Beverages	721	74	795
Beverage Concentrates	778	6	784
Latin America Beverages	95	2	97
Unallocated corporate costs	(417)	115	(302)
Total income from operations	$2,169	$342	$2,511

For the first nine months of 2020:
Income from Operations
Coffee Systems	$882	$201	$1,083
Packaged Beverages	657	119	776
Beverage Concentrates	679	5	684
Latin America Beverages	73	2	75
Unallocated corporate costs	(511)	226	(285)
Total income from operations	$1,780	$553	$2,333

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(Unaudited)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income attributable to KDP	$1,731
Interest expense	527
Provision for income taxes	517
Loss on early extinguishment of debt	105
Impairment of intangible assets	67
Other (income) expense, net	(10)
Depreciation expense	394
Other amortization	158
Amortization of intangibles	134
EBITDA	$3,623
Items affecting comparability:
Restructuring and integration expenses	$201
Productivity	120
Nonroutine legal matters	37
Stock compensation	20
COVID-19	42
Transaction costs	1
Malware incident	(3)
Mark to market	(139)
Adjusted EBITDA	$3,902

September 30,
2021
Principal amounts of:
Commercial paper notes	$998
Senior unsecured notes	11,875
Total principal amounts	12,873
Less: Cash and cash equivalents	200
Total principal amounts less cash and cash equivalents	$12,673

September 30, 2021 Management Leverage Ratio	3.2

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(Unaudited)

(in millions)	FOURTH QUARTER OF 2020	FIRST NINE MONTHS OF 2021	LAST TWELVE MONTHS
Net income attributable to KDP	$428	$1,303	$1,731
Interest expense	146	381	527
Provision for income taxes	130	387	517
Loss on early extinguishment of debt	—	105	105
Impairment of intangible assets	67	—	67
Other (income) expense, net	(4)	(6)	(10)
Depreciation expense	90	304	394
Other amortization	40	118	158
Amortization of intangibles	33	101	134
EBITDA	$930	$2,693	$3,623
Items affecting comparability:
Restructuring and integration expenses	$56	$145	201
Productivity	22	98	120
Nonroutine legal matters	14	23	37
Stock compensation	6	14	20
COVID-19	11	31	42
Transaction costs	—	1	1
Malware incident	—	(3)	(3)
Mark to market	(54)	(85)	(139)
Adjusted EBITDA	$985	$2,917	$3,902

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first nine months of 2021 and 2020, there were no certain items excluded for comparison to prior year periods.

	First Nine Months
(in millions)	2021	2020
Net cash provided by operating activities	$1,933	$1,666
Purchases of property, plant and equipment	(325)	(356)
Proceeds from sales of property, plant and equipment	18	203
Free Cash Flow	$1,626	$1,513

RECONCILIATION OF CERTAIN CURRENCY NEUTRAL ADJUSTED FINANCIAL RESULTS
(Unaudited)
Net sales, adjusted income from operations and adjusted earnings per share, as adjusted to currency neutral: These adjusted financial results are calculated on a currency neutral basis by converting our current-period local currency financial results using the prior-period foreign currency exchange rates.

	Coffee Systems	Packaged Beverages	Beverage Concentrates	Latin America Beverages	Total
For the third quarter of 2021:
Net sales	5.3%	6.9%	11.4%	25.8%	7.6%
Impact of foreign currency	(0.7)%	(0.1)%	(0.6)%	(11.3)%	(0.8)%
Net sales, as adjusted to currency neutral	4.6%	6.8%	10.8%	14.5%	6.8%

For the first nine months of 2021:
Net sales	9.2%	7.3%	13.2%	23.8%	9.4%
Impact of foreign currency	(1.0)%	(0.2)%	(0.5)%	(9.1)%	(1.0)%
Net sales, as adjusted to currency neutral	8.2%	7.1%	12.7%	14.7%	8.4%

	Coffee Systems	Packaged Beverages	Beverage Concentrates	Latin America Beverages	Total
For the third quarter of 2021:
Adjusted income from operations	1.1%	2.6%	9.1%	48.0%	6.5%
Impact of foreign currency	(0.6)%	(0.3)%	(0.4)%	(12.0)%	(0.8)%
Adjusted income from operations, as adjusted to currency neutral	0.5%	2.3%	8.7%	36.0%	5.7%

For the first nine months of 2021:
Adjusted income from operations	5.0%	2.4%	14.6%	29.3%	7.6%
Impact of foreign currency	(0.7)%	(0.2)%	(0.6)%	(9.3)%	(0.8)%
Adjusted income from operations, as adjusted to currency neutral	4.3%	2.2%	14.0%	20.0%	6.8%

	Third Quarter of 2021	First Nine Months of 2021
Adjusted diluted earnings per share	$0.44	$1.15
Impact of foreign currency	—	(0.01)
Adjusted diluted earnings per share, as adjusted to currency neutral	$0.44	$1.14

The following table sets forth our reconciliation of significant COVID-19-related expenses. However, employee compensation expense and employee protection costs, which impact our SG&A expenses and cost of sales, are included as the COVID-19 item affecting comparability and are excluded in our Adjusted financial measures. In addition, reported amounts under U.S. GAAP also include additional costs, not included as the COVID-19 item affecting comparability, as presented in tables below.

	Items Affecting Comparability(1)
(in millions)	Employee Compensation Expense(2)	Employee Protection Costs(3)	Allowances for Expected Credit Losses(4)	Inventory Write-Downs(5)	Total
For the third quarter of 2021:
Coffee Systems	$1	$1	$—	$—	$2
Packaged Beverages	1	1	—	—	2
Beverage Concentrates	—	—	—	—	—
Latin America Beverages	—	—	—	—	—
Total	$2	$2	$—	$—	$4

For the third quarter of 2020:
Coffee Systems	$7	$5	$—	$—	$12
Packaged Beverages	32	4	—	—	36
Beverage Concentrates	—	—	—	—	—
Latin America Beverages	—	1	—	—	1
Total	$39	$10	$—	$—	$49

For the first nine months of 2021:
Coffee Systems	$3	$14	$(2)	$—	$15
Packaged Beverages	7	6	(8)	—	5
Beverage Concentrates	—	—	(3)	—	(3)
Latin America Beverages	—	1	—	—	1
Total	$10	$21	$(13)	$—	$18

For the first nine months of 2020:
Coffee Systems	$14	$7	$2	$8	$31
Packaged Beverages	73	22	8	—	103
Beverage Concentrates	—	—	4	—	4
Latin America Beverages	—	1	—	—	1
Total	$87	$30	$14	$8	$139

(1)Employee compensation expense and employee protection costs are both included as the COVID-19 items affecting comparability in the reconciliation of our Adjusted Non-GAAP financial measures.
(2)In 2021, reflected pay for temporary employees, including the associated taxes, as well as incremental benefits provided to frontline workers such as extended sick leave, in order to maintain essential operations during the COVID-19 pandemic. In 2020, primarily reflected temporary incremental frontline incentive pay and benefits, as well as pay for temporary employees, including the associated taxes. Impacts both cost of sales and SG&A expenses.
(3)Included costs associated with personal protective equipment, temperature scans, cleaning and other sanitization services. Impacts both cost of sales and SG&A expenses.
(4)In 2020, allowances reflected the expected impact of the economic uncertainty caused by COVID-19, leveraging estimates of credit worthiness, default and recovery rates for certain of our customers. In 2021, reversals of those allowances reflect improving economic conditions. Impacts SG&A expenses.
(5)Impacts cost of sales.

RECONCILIATION OF CERTAIN ADJUSTED FINANCIAL RESULTS
FOR THE FIRST NINE MONTHS OF 2019
(Unaudited, in millions, except per share data)

For the purposes of additional analysis, we have also included certain non-GAAP financial measures for the first nine months of 2019.
For the first nine months of 2019, we define our Adjusted non-GAAP financial measures as certain financial statement captions and metrics adjusted for certain items affecting comparability. The items affecting comparability are defined below.
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the first nine months of 2019, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs not associated with the DPS Merger; (iv) costs related to significant non-routine legal matters; (v) the impact of the step-up of acquired inventory not associated with the DPS Merger (vi) the loss on early extinguishment of debt related to the redemption of debt; and (vii) the loss related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.

	Net Sales	Income from operations	Diluted earnings per share
Reported	$8,186	$1,665	$0.60
Items Affecting Comparability:
Mark to market	—	1	0.02
Amortization of intangibles	—	94	0.05
Amortization of deferred financing costs	—	—	0.01
Amortization of fair value debt adjustment	—	—	0.01
Stock compensation	—	18	0.01
Restructuring and integration costs	—	176	0.10
Productivity	—	77	0.04
Transaction costs	—	8	0.01
Inventory step-up	—	3	—
Loss on early extinguishment of debt	—	—	—
Nonroutine legal matters	—	27	0.01
Malware incident	—	8	—
Adjusted	$8,186	$2,077	$0.87
Diluted earnings per common share may not foot due to rounding.

RECONCILIATION OF CURRENCY NEUTRAL FINANCIAL RESULTS
FOR THE FIRST NINE MONTHS OF 2021 COMPARED TO THE FIRST NINE MONTHS OF 2019
(Unaudited)
Net sales as adjusted to currency neutral: This adjusted financial result is calculated on a currency neutral basis by converting our local currency net sales for the first nine months of 2021 using the foreign currency exchange rates from the first nine months of 2019.

Growth (%)
Net sales growth compared to the first nine months of 2019	13.5%
Impact of foreign currency	(0.2)%
Net sales growth compared to the first nine months of 2019, as adjusted to currency neutral	13.3%